SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2013

RLJ LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-35169	27-4706509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 Bethesda Metro Center Suite 100 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

(301) 280-7777

(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                Submission of Matters to a Vote of Security Holders

On May 2, 2013, RLJ Lodging Trust (the “Company”) held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”) at which (i) trustees were elected, (ii) the appointment of PricewaterhouseCoopers LLP (“PWC”), the Company’s indendent registered public accounting firm, was ratified, and (iii) the compensation paid to the Company’s named executive officers was approved in an advisory vote. The proposals are described in detail in the Company’s Proxy Statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 29, 2013. The final results for the votes regarding each proposal are set forth below.

Election of Trustees

The following persons comprising the entire previous board of trustees of the Company were duly elected as trustees of the Company until the 2014 Annual Meeting of Shareholders or until their successors are duly elected and qualified: Robert L. Johnson, Thomas J. Baltimore, Jr., Evan Bayh, Nathaniel A. Davis, Robert M. La Forgia, Glenda G. McNeal and Joseph Ryan. The table below sets forth the voting results for each trustee nominee:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert L. Johnson	81,648,524	8,881,427	474,372	1,518,122
Thomas J. Baltimore, Jr.	86,149,356	4,852,437	2,530	1,518,122
Evan Bayh	90,496,618	504,835	2,870	1,518,122
Nathaniel A. Davis	90,901,320	100,473	2,530	1,518,122
Robert M. La Forgia	90,967,320	34,473	2,530	1,518,122
Glenda G. McNeal	90,967,604	34,189	2,530	1,518,122
Joseph Ryan	90,966,045	34,743	3,805	1,518,122

Ratification of PWC as the Company’s independent registered public accounting firm

At the Annual Meeting, the Company’s shareholders ratified the appointment of PWC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
92,480,261	38,489	3,695	0

Advisory Vote to Approve Named Executive Officer Compensation

At the Annual Meeting, the Company’s shareholders voted on a non-binding resolution to approve the compensation of the Company’s named executive officers. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
89,502,986	1,089,891	411,446	1,518,122

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ LODGING TRUST

Date: May 6, 2013	By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President and Chief Executive Officer